Exhibit 99.1

Contacts:

Daniel Petro, CFA

Director of Corporate Development & IR

Pioneer Energy Services Corp.

(210) 828-7689

Lisa Elliott / lelliott@dennardlascar.com

Anne Pearson / apearson@dennardlascar.com

Dennard-Lascar Associates / (713) 529-6600

Pioneer Energy Services Announces

Pricing of Upsized Public Offering of Common Stock

SAN ANTONIO, Texas, December 6, 2016 - Pioneer Energy Services Corp. (the “Company”) (NYSE: PES) today announced that it has priced its underwritten public offering of 10,500,000 shares of common stock of the Company, which was upsized from the previously announced offering of 9,000,000 shares of common stock, at a price to the public of $5.75 per share. The Company has granted the underwriters a 30-day option to purchase up to an additional 1,575,000 shares of common stock of the Company at the offering price (less the underwriting discounts). The Company expects to close the sale of the common stock on December 12, 2016, subject to customary closing conditions.

The Company intends to use the net proceeds of the offering to repay indebtedness outstanding under its senior secured revolving credit facility.

Goldman, Sachs & Co. and Jefferies LLC are acting as book-running managers for the offering.

The Company has filed a registration statement including a prospectus and a prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request from Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 212-902-1171, facsimile: 212-902-9316, e-mail: prospectus-ny@ny.email.gs.com; or Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, telephone: 877-821-7388, email: prospectus_department@jefferies.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Pioneer Energy Services Corp.

Pioneer Energy Services Corp. provides contract land drilling services to oil and gas operators in Texas, the Mid-Continent and Appalachian regions and internationally in Colombia through its Drilling Services Segment. The Company also provides well, wireline, and coiled tubing services to producers in the U.S. Gulf Coast, offshore Gulf of Mexico, Mid-Continent and Rocky Mountain regions through its Production Services Segment.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that the Company assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of the Company. Information concerning these risks and other factors can be found in the Company’s filings with the SEC, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which can be obtained free of charge on the SEC’s web site at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statement, except as required by applicable law.

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